                                                                   EXHIBIT 99.04

                             SENIOR CONVERTIBLE NOTE

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THIS NOTE. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTIONS 3(c)(iii) AND 18(a) HEREOF. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(c)(iii) OF THIS NOTE.



                                XCEL ENERGY, INC.


Issuance Date: _______ __, 2002                        Principal: U.S. $_______

         FOR VALUE RECEIVED, XCEL ENERGY INC., a Minnesota corporation (the "COMPANY"), hereby promises to pay to the order of __________________ or registered assigns ("HOLDER") the amount set out above as the Principal (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the "PRINCIPAL") when due, whether upon the Final Maturity Date (as defined below), acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest ("INTEREST") on any outstanding Principal at the rate of eight percent (8%) per annum, subject to periodic adjustment pursuant to Section 2 (the "INTEREST RATE"), from the date set out above as the Issuance Date (the "ISSUANCE DATE") until the same becomes due and payable, whether upon an Interest Date (as defined below), the Final Maturity Date, acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Convertible Note (including all Convertible Notes issued in exchange, transfer or replacement hereof, this "NOTE") is one of an issue of Convertible Notes (collectively, the "NOTES" and such other Convertible Notes, the "OTHER NOTES") issued on the Issuance Date pursuant to the Securities Purchase Agreement (as defined below). Certain capitalized terms are defined in Section 28 and terms used herein but not defined herein shall have the meanings set forth for such terms in the Securities Purchase Agreement.

                  (1) MATURITY. On the Final Maturity Date, the Holder shall surrender this Note to the Company and the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest and accrued and unpaid Late Charges (as defined in Section 24(b)), if any. The "MATURITY DATE" shall be the date that is 364 days after the Issuance Date; provided that, if the Holder has given notice in writing to the Company of its desire to extend the Maturity Date on or prior to the date that is 10 Business Days prior to the Maturity Date, the Maturity Date shall be extended (on one or more occasions) for an additional 364 days; provided, further, that the Maturity Date shall not be extended (except as provided in the following proviso) to more than five years after the Issuance Date (such date that is five years after the Issuance Date or such earlier Maturity Date prior to which the Holder has not requested an extension thereof, the "FINAL MATURITY DATE"); and provided, further, that the Final Maturity Date may be extended at the option of the Holder (x) in the event that, and for so long as, an Event of Default (as defined in Section 4(a)) shall have occurred and be continuing or any event shall have occurred and be continuing which with the passage of time and the failure to cure would result in an Event of Default and (y) through the date that is ten days after a Change of Control Termination Date in the event that the Announcement Date giving rise to such Change of Control Termination Date occurred prior to the Final Maturity Date.

                  (2) INTEREST; INTEREST RATE. Interest on this Note shall commence accruing on the Issuance Date and shall be computed on the basis of the actual days elapsed during any period, and a calendar year of 365 or 366 calendar days, as applicable, and shall be payable in cash on each May 1 and each November 1 during the period beginning on the Issuance Date and ending on, and including, the Final Maturity Date (each an "INTEREST DATE"); provided that interest on any Conversion Amount of this Note that is accrued but unpaid as of the Conversion Date of such Conversion Amount shall be paid in shares of Common Stock at the Conversion Rate. From and after the occurrence of an Event of Default (as defined in Section 4(a)) or the failure to deliver timely the Non-Consolidation Opinion (as defined in the Securities Purchase Agreement) pursuant to Section 4(f) of the Securities Purchase Agreement (the "NRG OPINION"), the Interest Rate shall be increased by two percentage points (2%). In the event that such Event of Default is subsequently cured, the adjustment referred to in the preceding sentence shall cease to be effective as of the date of such cure; provided that the Interest as calculated at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of cure of such Event of Default. If the Company shall fail to credit the Holder's balance account with DTC (as defined in Section 3(c)(i)) or, if requested in writing by the Holder, to issue a certificate to the Holder for the number of shares of Common Stock to which the Holder is entitled upon conversion of any Conversion Amount or to issue a new Note (in accordance with Section 18(d)) representing the Principal portion of the Conversion Amount (as defined in Section 3(b)(i)) to which the Holder is entitled, in each case within the time periods set out in Section 3(c)(i) (in each case, a "CONVERSION FAILURE"), then during each period beginning on and including the date of each such Conversion Failure and ending on and including the date such Conversion Failure is cured, the Interest Rate then in effect shall be increased by two percentage points (2%). If (i) the Registration Statement (as defined in the Registration Rights Agreement) covering all the Registrable Securities (as defined in the Registration Rights Agreement) issuable upon conversion of this Note and required to be filed by


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


the Company pursuant to the Registration Rights Agreement is not declared effective by the Securities and Exchange Commission (the "SEC") on or before the applicable Mandatory Effective Date (as defined in the Registration Rights Agreement) or (ii) on any day after such Registration Statement has been declared effective by the SEC that sales of all the Registrable Securities required to be included on such Registration Statement cannot be made (other than during an Allowable Grace Period (as defined in Section 3(t) of the Registration Rights Agreement) pursuant to such Registration Statement (including, without limitation, because of a failure to keep such Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to such Registration Statement or to register sufficient shares of Common Stock) (collectively with the event described in the immediately preceding clause (i), each a "REGISTRATION FAILURE"), then, as partial relief for the damages to any holder by reason of any such delay in or reduction of its ability to sell Registrable Securities (which remedy shall not be exclusive of any other remedies available at law or in equity) the Interest Rate then in effect shall be increased by two percentage points (2%) during each period beginning on and including the first date of each such Registration Failure and ending on and including the date such Registration Failure is cured.

                  (3) CONVERSION OF NOTES. This Note shall be convertible into shares of the Common Stock, on the terms and conditions set forth in this
Section 3.

                           (a) Conversion Right. Subject to the provisions of
Section 3(d), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into fully paid and nonassessable shares of Common Stock in accordance with Section 3(c), at the Conversion Rate (as defined below). The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.

                           (b) Conversion Rate. The number of shares of Common
Stock issuable upon conversion of any Conversion Amount pursuant to Section 3(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (as defined below) (the "CONVERSION RATE").

         (i) "CONVERSION AMOUNT" means the sum of (A) the portion of the Principal to be converted, redeemed or otherwise surrendered with respect to which this determination is being made, (B) accrued and unpaid Interest with respect to such Principal and (C) accrued and unpaid Late Charges with respect to such Principal and Interest.

         (ii) "CONVERSION PRICE" means, 110% of the Weighted Average Price of the Common Stock during the Tranche A Pricing Period; provided that the Conversion Price shall not exceed 110% of the Tranche A Base Price; provided further, that in the event that the Company has not delivered a Company Optional Redemption Notice as of the date that is 35 Business Days after the issuance date of the First Notes and 110% of the

         Closing Bid Price of the Common Stock on such date is less than the Conversion Price then in effect, then the Conversion Price shall be reduced to equal such price.

                           (c) Mechanics of Conversion.

         (i) Optional Conversion. To convert any Conversion Amount into shares of Common Stock on any date (a "CONVERSION DATE"), the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., Central Time on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the "CONVERSION NOTICE") to the Company and (B) if required by Section 3(c)(ii), surrender this Note to a common carrier for delivery to the Company as soon as practicable on or following such date (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction). On or before the first Business Day following the Company's receipt of a Conversion Notice, the Company shall transmit by facsimile a confirmation of receipt of such Conversion Notice to the Holder and the Transfer Agent (as defined below). On or before the second Business Day following the date of receipt of a Conversion Notice (the "SHARE DELIVERY DATE"), the Company shall (X) (if (Y) below does not apply) issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled, or (Y) provided that the Company's transfer agent (the "TRANSFER AGENT") is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system. If this Note is physically surrendered for conversion as required by Section 3(c)(ii) and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three Business Days after receipt of this Note (the "NOTE DELIVERY DATE") and at its own expense, issue and deliver to the holder a new Note (in accordance with Section 18(d)) representing the outstanding Principal not converted. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

         (ii) Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting physical surrender and reissue of this Note. The Holder and the Company shall maintain records showing the Principal and Interest converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.

         (iii) Pro Rata Conversion; Disputes. In the event that the Company receives a Conversion Notice from more than one holder of the Notes or the Separate Tranche Notes for the same Conversion Date and the Company can convert some, but not all, of such portions of the Notes and the Separate Tranche Notes submitted for conversion, the Company, subject to Section 3(d), shall convert from each holder of the Notes and the Separate Tranche Notes electing to have the Notes or Separate Tranche Notes converted on such date a pro rata amount of such holder's portion of its Notes or Separate Tranche Notes submitted for conversion based on the principal amount of the Notes or Separate Tranche Notes submitted for conversion on such date by such holder relative to the aggregate principal amount of all the Notes and the Separate Tranche Notes submitted for conversion on such date. In the event of a dispute as to the number of shares of Common Stock issuable to the Holder in connection with a conversion of this Note, the Company shall issue to the Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 23.

                           (d) Limitations on Conversions.

         (i) Beneficial Ownership. The Company shall not effect any conversion of this Note, and the Holder of this Note shall not have the right to convert any portion of this Note pursuant to Section 3(a), to the extent that after giving effect to such conversion, the Holder (together with the Holder's affiliates) would beneficially own in excess of 5.0% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted portion of this Note beneficially owned by the Holder or any of its affiliates and
         (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any Other Notes, Separate Tranche Notes or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 3(d)(i), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Section 3(d)(i), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company's most recent Form 10-Q or Form 10-K, as the case may be,
         (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one Business Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

         (ii) Principal Market Regulation. The Company shall not be obligated to issue any shares of Common Stock pursuant to this Note if the issuance of such shares of Common Stock would exceed that number of shares of Common Stock which the Company may issue pursuant to the Notes and the Separate Tranche Notes without breaching the Company's obligations under the rules or regulations of the Principal Market (the "EXCHANGE CAP"), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its shareholders as required by the applicable rules of the Principal Market for issuances of Common Stock in excess of such amount or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the holders of the Notes and the Separate Tranche Notes representing a majority of the principal amounts of the Notes and the Separate Tranche Notes (voting as a single class) then outstanding. Until such approval or written opinion is obtained, no purchaser of the Notes or the Separate Tranche Notes pursuant to the Securities Purchase Agreement (the "PURCHASERS") shall be issued, upon conversion of the Notes or the Separate Tranche Notes, shares of Common Stock in an amount greater than the product of the Exchange Cap multiplied by a fraction, the numerator of which is the principal amount of the Notes and the Separate Tranche Notes issued to such Purchaser pursuant to the Securities Purchase Agreement as of the date of such determination and the denominator of which is the aggregate principal amount of all the Notes and the Separate Tranche Notes issued to the Purchasers pursuant to the Securities Purchase Agreement as of the date of such determination (with respect to each Purchaser, the "EXCHANGE CAP ALLOCATION"). In the event that any Purchaser shall sell or otherwise transfer any of such Purchaser's Notes or Separate Tranche Notes, the transferee shall be allocated a pro rata portion of such Purchaser's Exchange Cap Allocation, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation allocated to such transferee. In the event that any holder of the Notes or the Separate Tranche Notes shall convert all of such holder's Notes or Separate Tranche Notes into a number of shares of Common Stock which, in the aggregate, is less than such holder's Exchange Cap Allocation, then the difference between such holder's Exchange Cap Allocation and the number of shares of Common Stock actually issued to such holder shall be allocated to the respective Exchange Cap Allocations of the remaining holders of the Notes and the Separate Tranche Notes on a pro rata basis in proportion to the aggregate principal amount of the Notes and the Separate Tranche Notes then held by each such holder.

                  (4) RIGHTS UPON EVENT OF DEFAULT.

                           (a) Event of Default. Each of the following events
shall constitute a

"EVENT OF DEFAULT":

         (i) the failure of the Registration Statement covering all Registrable Securities (as defined in the Registration Rights Agreement) required to be registered pursuant to the Registration Rights Agreement to be declared effective by the SEC on or prior to the date that is 180 days after the Issuance Date, or, while such Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of such Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to any holder of the Notes for sale of all of such holder's Registrable Securities in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of five consecutive Business Days or for more than an aggregate of 20 Business Days in any 365-day period;

         (ii) the suspension from trading on the Principal Market for a period of three consecutive Business Days or for more than an aggregate of three Business Days in any 30-day Trading Day period or the delisting of the Common Stock from the Principal Market;

         (iii) the Company's (A) failure to cure a Conversion Failure by delivery of the required number of shares of Common Stock or a new Note (in accordance with section 18(d)), as applicable, within 10 days after the receipt by the Company of a Conversion Notice or (B) notice, written or oral, to any holder of the Notes, including by way of public announcement or through any of its agents, at any time, of its intention not to comply with a request for conversion of any Notes into shares of Common Stock that is tendered in accordance with the provisions of the Notes;

         (iv) the Company's failure to pay to the Holder any amount of Principal, Interest, Late Charges or other amounts when and as due under this Note, the Securities Purchase Agreement, the Registration Rights Agreement or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby to which the Holder is a party;

         (v) any default under, redemption of or acceleration prior to maturity of any Indebtedness (as defined in Section 3(r) of the Securities Purchase Agreement) of the Company or any of its Subsidiaries (as defined in Section 3(a) of the Securities Purchase Agreement) other than NRG (as defined below) (including, without limitation, the Other Notes) of at least $50,000,000;

         (vi) the Company or any of its Subsidiaries other than NRG (as defined below), pursuant to or within the meaning of Title 11, U.S. Code, or any similar Federal or state law for the relief of debtors (collectively, "BANKRUPTCY LAW"), (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a "CUSTODIAN"), (D) makes a general assignment for the benefit of its creditors or (E) admits in writing that it is generally unable to pay its debts as they become due;

         (vii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company or any of its Subsidiaries other than NRG (as defined below) in an involuntary case, (B) appoints a Custodian of the Company or any of its Subsidiaries other than NRG (as defined below) or (C) orders the liquidation of the Company or any of its Subsidiaries other than NRG (as defined below); or

         (viii) the Company breaches any representation, warranty, covenant (other than any covenant to deliver the NRG Opinion) or other term or condition of the Securities Purchase Agreement, the Registration Rights Agreement, this Note or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated thereby and hereby to which the Holder is a party, except, in the case of a breach of a covenant which is curable, only if such breach continues for a period of at least 10 consecutive days.

                           (b) Redemption Right. Promptly after the occurrence
of an Event of Default with respect to this Note or the Other Notes, the Company shall deliver written notice thereof via facsimile and overnight courier (a "EVENT OF DEFAULT NOTICE") to the Holder. At any time after the earlier of the Holder's receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default, the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof (the "EVENT OF DEFAULT REDEMPTION NOTICE") to the Company, which Event of Default Redemption Notice shall indicate the portion of this Note the Holder is electing to redeem. Each portion of this Note subject to redemption by the Company pursuant to this
Section 4(b) shall be redeemed by the Company at a price equal to the greater of
(i) the product of (x) the Conversion Amount and (y) the quotient determined by dividing (A) the Closing Sale Price of the Common Stock immediately prior to such Event of Default by (B) the Conversion Price and (ii) the product of (x) the Conversion Amount and (y) the Redemption Premium (the "EVENT OF DEFAULT REDEMPTION PRICE"). Redemptions required by this Section 4(b) shall be made in accordance with the provisions of Section 10.

                     (5)       RIGHTS UPON CHANGE OF CONTROL.

                           (a) Change of Control. Each of the following events
shall constitute a "CHANGE OF CONTROL":

         (i) the consolidation, merger or other business combination (including, without limitation, a reorganization or recapitalization) of the Company with or into another Person in which holders of the Company's voting power immediately prior to the transaction cease after the transaction to hold, directly or indirectly, a majority of the voting power of the surviving entity or entities or the voting power necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities;

         (ii) the sale or transfer of all or substantially all of the Company's assets; or

         (iii) a purchase, tender or exchange offer made to and accepted by the holders of more than the 50% of the outstanding shares of Common Stock.

                           (b) Assumption. Prior to the consummation of any
Change of Control, the Company will secure from any Person purchasing the Company's assets or Common Stock or any successor resulting from such Change of Control (in each case, an "ACQUIRING ENTITY") a written agreement (in form and substance satisfactory to the holders of Notes representing a majority of the aggregate principal amount of the Notes then outstanding) to deliver to each holder of Notes in exchange for such Notes, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to the Notes, including, without limitation, having a principal amount and interest rate equal to the principal amounts and the interest rates of the Notes held by such holder, and satisfactory to the holders of Notes representing a majority of the principal amount of the Notes then outstanding. In the event that an Acquiring Entity is directly or indirectly controlled by a company or entity whose common stock or similar equity interest is listed, designated or quoted on a securities exchange or trading market, the holders of notes representing a majority of the aggregate principal amount of the Notes then outstanding may elect to treat such Person as the Acquiring Entity for purposes of this Section 5(b).

                           (c) Redemption Right. No sooner than 15 days nor
later than 10 days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via facsimile and overnight courier to the Holder (a "CHANGE OF CONTROL NOTICE"). At any time on or after consummation of such Change of Control, the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof ("CHANGE OF CONTROL REDEMPTION NOTICE" and, collectively with an Event of Default Redemption Notice, "REDEMPTION NOTICES" and, individually, each a "REDEMPTION NOTICE") to the Company, which Change of Control Redemption Notice shall indicate the Conversion Amount the Holder is electing to redeem. The portion of this Note subject to redemption pursuant to this Section 5(c) shall be redeemed by the Company at a price equal to the greater of (i) the product of (x) the Conversion Amount and
(y) the quotient determined by dividing (A) the Closing Sale Price of the Common Stock immediately following the public announcement of such proposed Change of Control by (B) the Conversion Price and (ii) 115% of the Conversion Amount (the "CHANGE OF CONTROL REDEMPTION PRICE" and, together with the Event of Default Redemption Price, the "REDEMPTION PRICE"). Redemptions required by this Section 5(c) shall be made in accordance with the provisions of Section 10 and shall have priority to payments to other shareholders in connection with a Change of Control.


                  (6) RIGHTS UPON ISSUANCE OF PURCHASE RIGHTS AND OTHER CORPORATE EVENTS.

                           (a) Purchase Rights. If at any time the Company
grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "PURCHASE RIGHTS"), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

                           (b) Other Corporate Events. Prior to the consummation
of any recapitalization, reorganization, consolidation, merger or other business combination (other than a Change of Control) pursuant to which holders of Common Stock are entitled to receive securities or other assets with respect to or in exchange for Common Stock (a "CORPORATE EVENT"), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon a conversion of this Note, (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the holders of Notes representing a majority of the aggregate principal amount of the Notes then outstanding.

                  (7) RIGHTS UPON ISSUANCE OF OTHER SECURITIES.

                           (a) Adjustment of Conversion Price upon Issuance of
Common Stock. If and whenever on or after the issuance date of the First Notes, the Company issues or sells, or in accordance with this Section 7(a) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock deemed to have been issued or sold by the Company (I) in connection with the Xcel Energy Direct Purchase Plan or any employee benefit plan which has been approved by the Board of Directors of the Company or any of its Subsidiaries, pursuant to which the Company's securities may be issued to any employee, officer or director for services provided to the Company or its Subsidiaries (each, an "APPROVED STOCK PLAN") or
(II) upon conversion of the Notes or the Separate Tranche Notes) for a consideration per share less than the higher of the Closing Sale Price of the Common Stock on the date of such issuance or sale or deemed issuance or sale and the Conversion Price in effect immediately prior to such issuance or sale or deemed issuance or sale (such higher price is referred to herein as the "APPLICABLE PRICE"), then immediately after such issue or sale (subject to
Section 7(a)(vi)), the Conversion Price then in effect shall be reduced to an amount equal to the product of (x) the Conversion Price in effect immediately prior to such issue or sale or deemed issuance or sale and (y) the quotient determined by dividing (1) the sum of the product of the Applicable Price and the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale or deemed issue or sale and the consideration, if any, received by the Company upon such issue or sale, by (2) the product of the Applicable Price multiplied by the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale or deemed issue or sale. For purposes of determining the adjusted Conversion Price under this Section 7(a), the following shall be applicable:

         (i) Issuance of Options. If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 7(a)(i), the "lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of such Option" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion, exercise or exchange of such Convertible Securities. If the Company issues or sells any Options which are Variable Securities, no adjustment of the Conversion Price shall be made pursuant to this Section 7(a), and no shares of Common Stock shall be deemed outstanding with respect to such Variable Securities, as a result of the issuance of such Variable Securities until the actual issuance of Common Stock or Convertible Securities upon exercise of such Variable Securities, except to the extent such Variable Security also includes as a component of the exercise price a price which does not vary with the market price of the Common Stock.

         (ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion, exercise or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance of sale of such Convertible Securities for such price per share. For the purposes of this Section 7(a)(ii), the "price per share for which one share of Common Stock is issuable upon such conversion, exercise or exchange" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion, exercise or exchange of such Convertible Security. No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price had been or are to be made pursuant to other provisions of this Section 7(a), no further adjustment of the Conversion Price shall be made by reason of such issue or sale. If the Company issues or sells any Convertible Securities which are Variable Securities, no adjustment of the Conversion Price shall be made pursuant to this Section 7(a), and no shares of Common Stock shall be deemed outstanding with respect to such Variable Security, as a result of the issuance of such Variable Securities until the actual issuance of Common Stock upon exercise of such Variable Securities, except to the extent such Variable Security also includes as a component of the conversion, exercise or exchange price a price which does not vary with the market price of the Common Stock.

         (iii) Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 7(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Issuance Date are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

         (iv) Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $.01. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Closing Sale Price of such securities on the date of receipt. If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the holders of Notes representing a majority of the principal amounts of the Notes then outstanding. If such parties are unable to reach agreement within ten days after the occurrence of an event requiring valuation (the "VALUATION Event"), the fair value of such consideration will be determined within five Business Days after the tenth day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the holders of Notes representing a majority of the principal amounts of the Notes then outstanding. The determination of such appraiser shall be deemed binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

         (v) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

         (vi) Common Stock Deemed Outstanding. "COMMON STOCK DEEMED OUTSTANDING" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 7(a)(i) and 7(a)(ii) hereof regardless of whether the Options or Convertible Securities are actually exercisable at such time, but excluding any shares of Common Stock owned or held by or for the account of the Company or issuable upon conversion of the Notes or the Separate Tranche Notes.

         (vii) Delayed Adjustment. In addition to the foregoing provisions of this Section 7(a), the Weighted Average Price, Closing Sales Price and Closing Bid Price shall be subject to adjustment, in accordance with the foregoing provisions, for any days during any measuring period, including, without limitation, the Tranche A Pricing Period, used herein that occur prior to any of the aforementioned events if such events occur prior to the end of such measuring period.

                           (b) Adjustment of Conversion Price upon Subdivision
or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

                           (c) Other Events. If any event occurs of the type
contemplated by the provisions of this Section 7 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder under this Note; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 7.

                  (8) NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of, or enter into any agreement which by its terms restricts or otherwise impairs the Company's performance of the terms of, this Note or any of the other Transaction Documents (as defined in the Securities Purchase Agreement), and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note.

                  (9) RESERVATION OF AUTHORIZED SHARES.

                           (a) Reservation. The Company shall initially reserve
out of its authorized and unissued Common Stock a number of shares of Common Stock for each of the Notes and the Separate Tranche Notes equal to 115% of the Conversion Rate with respect to the Conversion Amount of each such Note and Separate Tranche Note. Thereafter, the Company shall, so long as any of the Notes or Separate Tranche Notes are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Notes and Separate Tranche Note, at least 100% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Notes and the Separate Tranche Notes then outstanding; provided that at no time shall the number of shares of Common Stock so reserved be less than the number of shares required to be reserved by the previous sentence (without regard to any limitations on conversions) (the "REQUIRED RESERVE AMOUNT"). The initial number of shares of Common Stock reserved for conversions of the Notes and the Separate Tranche Note and each increase in the number of shares so reserved shall be allocated pro rata among the holders of the Notes and Separate Tranche Note based on the principal amount of the Notes and Separate Tranche Notes held by each holder at the time of Issuance Date or increase in the number of reserved shares, as the case may be (the "AUTHORIZED SHARE ALLOCATION"). In the event that a holder shall sell or otherwise transfer any of such holder's Notes, each transferee shall be allocated a pro rata portion of such holder's Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Notes shall be allocated to the remaining holders of Notes, pro rata based on the principal amount of the Notes then held by such holders.

                           (b) Insufficient Authorized Shares. If at any time
while any of the Notes or Separate Tranche Note remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Notes and the Separate Tranche Notes at least a number of shares of Common Stock equal to the Required Reserve Amount (an "AUTHORIZED SHARE FAILURE"), then the Company shall immediately take all action necessary to increase the Company's authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Notes and Separate Tranche Note then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than 60 days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its shareholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each shareholder with a proxy statement and shall use its best efforts to solicit its shareholders' approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the shareholders that they approve such proposal.

                  (10) REDEMPTION.

                           (a) Mechanics. In the event that the Holder has sent
a Redemption Notice to the Company pursuant to Section 4(b) or Section 5(c), the Holder shall promptly submit this Note to the Company. The Company shall deliver the applicable Event of Default Redemption Price to the Holder within five Business Days after the Company's receipt of the Holder's Event of Default Redemption Notice and thereafter the Holder shall promptly deliver this Note to the Company. If the Holder has submitted a Change of Control Redemption Notice in accordance with Section 5(c), the Company shall deliver the applicable Change of Control Redemption Price to the Holder concurrently with the consummation of such Change of Control if such notice is received prior to the consummation of such Change of Control and within five Business Days after the Company's receipt of such notice otherwise. In the event of a redemption of less than all of the Conversion Amount of this Note, the Company shall promptly cause to be issued and delivered to the Holder a new Note (in accordance with Section 18(d)) representing the outstanding Principal which has not been redeemed. In the event that the Company does not pay the Redemption Price to the Holder within the time period required above in this Section 10(a) at any time thereafter and until the Company pays such unpaid Redemption Price in full, the Holder shall have the option to, in lieu of redemption, require the Company to promptly return to the Holder all or any portion of this Note representing the Conversion Amount that was submitted for redemption and for which the applicable Redemption Price (together with any Late Charges thereon) has not been paid. Upon the Company's receipt of such notice, (x) the Redemption Notice shall be null and void with respect to such Conversion Amount, (y) the Company shall immediately return this Note, or issue a new Note (in accordance with Section 18(d)) to the Holder representing such Conversion Amount and (z) the Conversion Price of this Note or such new Notes shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the Redemption Notice is voided and (B) the lowest Closing Bid Price during the period beginning on and including the date on which the Redemption Notice is delivered to the Company and ending on and including the date on which the Redemption Notice is voided. The Holder's delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Company's obligations to make any payments of Late Charges which have accrued prior to the date of such notice with respect to the Conversion Amount subject to such notice.

                           (b) Redemption by Other Holders. Upon the Company's
receipt of notice from any of the holders of the Other Notes or the Separate Tranche Notes for redemption or repayment as a result of an event or occurrence substantially similar to the events or occurrences described in Section 4(b) or
Section 5(c) (each an "OTHER REDEMPTION NOTICE"), the Company shall immediately forward to the Holder by facsimile a copy of such notice. If the Company receives a Redemption Notice and one or more Other Redemption Notices during the seven Business Day period beginning on and including the date which is three Business Days prior to the Company's receipt of the Holder's Redemption Notice and ending on and including the date which is three Business Days after the Company's receipt of the Holder's Redemption Notice and the Company is unable to redeem all principal, interest and other amounts designated in such Redemption Notice and such Other Redemption Notices received during such seven Business Day period, then the Company shall redeem a pro rata amount from each holder of the

Notes and the Separate Tranche Notes (including the Holder) based on the principal amount of the Notes and the Separate Tranche Notes submitted for redemption pursuant to such Redemption Notice and such Other Redemption Notices received by the Company during such seven Business Day period.

                  (11) RESTRICTION ON REDEMPTION. Until all of the Notes have been converted, redeemed or otherwise satisfied in accordance with their terms, the Company shall not, directly or indirectly, redeem its capital stock without the prior express written consent of the holders of Notes representing at least two-thirds of the aggregate principal amount of the Notes then outstanding.

                  (12) SUBORDINATION; ADDITIONAL INDEBTEDNESS. Payments of Principal and Interest and other payments due under this Note shall rank pari passu in right of payment with all (and shall not be subordinated to any) unsecured, unsubordinated indebtedness of the Company and will be senior in right of payment to all subordinated indebtedness of the Company.

                  (13) COVENANTS.

                           (a) Indebtedness. The Company shall not create,
incur, assume, guarantee or suffer to exist, or otherwise become or remain liable with respect to, any Indebtedness other than Permitted Indebtedness and Subordinated Indebtedness. "Subordinated Indebtedness" shall mean Indebtedness that is unsecured and subordinated in right of payment to the Notes and other obligations owing to the Holders in accordance with a subordination agreement in form and substance satisfactory to the Holders. "Permitted Indebtedness" shall mean any Indebtedness that is unsecured and is not senior in right of payment to the Notes and is otherwise on terms that are no more favorable to the holders thereof than the terms of the Indebtedness evidenced by the Notes unless such more favorable terms are offered to the Holders.

                           (b) Liens. The Company shall not create, incur,
assume or suffer to exist, or permit any of its Subsidiaries (other than NRG Energy Inc. or its subsidiaries (collectively, "NRG")) to create, incur, assume or suffer to exist, any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired; sign or suffer to exist any security agreement authorizing any secured party thereunder to file a Uniform Commercial Code financing statement (or the equivalent thereof) as notice of a Lien on any property of the Company or its Subsidiaries; sell any of its property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable) with recourse to it or any of its Subsidiaries or assign or otherwise transfer, or permit any of its Subsidiaries (other than the Existing Utility Subsidiaries (as defined in the Bank Facility)) to assign or otherwise transfer, any account or other right to receive income; other than, as to all of the above, Permitted Liens. As used herein, "Permitted Liens" shall have the meaning of that term as defined in the Five-Year Credit Agreement, dated as of November 10, 2000, among the Company and the banks listed therein (as the same maybe amended from time to time, the "BANK FACILITY"). As used herein, "Liens" means any mortgage, deed of trust, pledge, lien (statutory or otherwise), security interest, charge or other encumbrance or security or preferential arrangement of any nature, including, without limitation, any conditional sale or title retention arrangement, any capitalized lease and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security.

                           (c) Transactions With Affiliates. The Company shall
not, and shall not permit any Subsidiary to, directly or indirectly, effect any transaction with any Affiliate (as defined in the Bank Facility) that is (a) outside the ordinary course of business or (b) on a basis less favorable than would at the time be obtainable for a comparable transaction in arms-length dealing with an unrelated third party, provided that notwithstanding the foregoing, no loan, payment or other form of contribution shall be made to NRG unless it is in an amount not in excess of (i) $300 Million payable pursuant to the Support Agreement and Capital Subscription Agreement, dated as of May 29, 2002, by and between the Company and NRG Energy Inc. and (ii) $250 Million in respect of guarantee obligations relating to the power marketing business of NRG; provided further that with respect to any payment permitted pursuant to clause (ii) above, the Company shall in the context of a restructuring of NRG, use its reasonable best efforts to obtain a full release of all obligations and liabilities of the Company relating to NRG.

                           (d) Leverage Ratio. The Company shall not permit the
Leverage Ratio set forth in the Bank Facility to be exceeded.

                           (e) Restrictive Agreements. The Company shall not,
and shall not permit any Significant Subsidiary (as defined in the Bank Facility) other than NRG to, enter into any agreement after the date of this Note that imposes any restriction on the ability of such Significant Subsidiary to make payments, directly or indirectly, to its shareholders by way of dividends, advances, repayment of loans or intercompany charges, expenses or accruals or other returns on investments that is more restrictive than any such restriction applicable to such Significant Subsidiary on the Issuance Date.

                           (f) Scope of Business. The Company shall, and shall
cause each Subsidiary to, engage only in energy-related business, functionally related businesses (as interpreted under PUHCA, as defined in the Securities Purchase Agreement)or such other businesses as maybe permitted pursuant to an order issued by the SEC pursuant to PUHCA.


                  (14) VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as required by law, including but not limited to the Minnesota Business Corporation Act, and as expressly provided in this Note.

                  (15) PARTICIPATION. The Holder, as the holder of this Note, shall be entitled to (i) all extraordinary or special dividends paid and distributions made to the holders of Common Stock to the same extent as if the Holder had converted this Note into Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividends and distributions and (ii) regular cash dividends and distributions paid to the holders of the Common Stock only with respect to that portion of such dividends that exceeds $0.1875 per share of Common Stock in any calendar quarter (subject to adjustment for stock splits, stock dividends, stock combinations and other similar transactions after the Issuance Date). Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.

                  (16) VOTE TO ISSUE, OR CHANGE THE TERMS OF, NOTES. The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting, of the holders of Notes representing not less than two-thirds of the aggregate principal amount of the then outstanding Notes, shall be required for any change or amendment to this Note or the Other Notes.

                  (17) TRANSFER. This Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company, subject only to the provisions of Section 2(f) of the Securities Purchase Agreement.

                  (18) REISSUANCE OF THIS NOTE.

                           (a) Transfer. If this Note is to be transferred, the
Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 18(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less then the entire outstanding Principal is being transferred, a new Note (in accordance with Section 18(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 3(c)(iii) and this Section 18(a), following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

                           (b) Lost, Stolen or Mutilated Note. Upon receipt by
the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 18(d)) representing the outstanding Principal.

                           (c) Note Exchangeable for Different Denominations.
This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 18(d) and in principal amounts of at least $100,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

                           (d) Issuance of New Notes. Whenever the Company is
required to issue a new Note pursuant to the terms of this Note, such new Note
(i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 18(a) or Section 18(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued Interest and Late Charges on the Principal and Interest of this Note, from the Issuance Date.

                  (19) REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, the Securities Purchase Agreement and the Registration Rights Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder's right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

                  (20) PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If
(a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors' rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including but not limited to attorneys fees and disbursements.

                  (21) CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and all the Purchasers and shall not be construed against any person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

                  (22) FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

                  (23) DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Redemption Price or the arithmetic calculation of the Conversion Rate or the Redemption Price or any other calculation hereunder, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within one Business Day of receipt of the Conversion

Notice or Redemption Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Conversion Rate within one Business Day of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within one Business Day submit via facsimile (a) the disputed determination of the Weighted Average Price, the Closing Bid Price or the Closing Sale Price or any other calculation hereunder to an independent, reputable investment bank selected by the Company and approved by the Holder or
(b) the disputed arithmetic calculation of the Conversion Rate or the Redemption Price to the Company's independent, outside accountant. The Company, at the Company's expense, shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than five Business Days from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

                  (24) NOTICES; PAYMENTS.

                           (a) Notices. Whenever notice is required to be given
under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least twenty days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any grants, issues or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to holders of Common Stock or (C) for determining rights to vote with respect to any Change of Control, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder. Notwithstanding the foregoing,
Section 4(j) of the Securities Purchase Agreement shall apply to all notices given pursuant to this Note.

                           (b) Payments. Whenever any payment of cash is to be
made by the Company to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of each of the Purchasers (as defined in Section 3(d)(ii)), shall initially be as set forth on the Schedule of Buyers attached to the Securities Purchase Agreement); provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder's wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Interest Date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of Interest due on such date. Any amount of Interest, Principal or other amount due under the Transaction Documents (as defined in the Securities Purchase Agreement) which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of 12% per annum from the date such amount was due until the same is paid in full ("LATE CHARGE").

                  (25) CANCELLATION. After all Principal, accrued Interest and other amounts at any time owed on this Note has been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

                  (26) WAIVER OF NOTICE. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Securities Purchase Agreement.

                  (27) GOVERNING LAW. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois.

                  (28) CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

                           (a) "BUSINESS DAY" means any day other than Saturday,
Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

                           (b) "CHANGE OF CONTROL TERMINATION DATE" shall mean,
with respect to any proposed Change of Control for which a public announcement that it proposes or intends to effect a Change of Control of the Company (the date of such announcement, the "ANNOUNCEMENT DATE") has been made, the date upon which the Company or other Person proposing to effect such Change of Control consummates or publicly announces the termination or abandonment of the proposed Change of Control which was the subject of the previous public announcement.

                           (c) "CLOSING BID PRICE" and "CLOSING SALE PRICE"
means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on The New York Stock Exchange, Inc. (the "PRINCIPAL MARKET") as reported by Bloomberg Financial Markets ("BLOOMBERG"), or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m. Eastern Time as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 23. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during any applicable calculation period.

                           (d) "COMMON STOCK" means (i) the Company's common
stock, par value $2.50 per share, and (ii) any capital stock resulting from a reclassification of such Common Stock.

                           (e) "PERSON" means an individual, a limited liability
company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

                           (f) "REDEMPTION PREMIUM" means (i) in the case of the
Events of Default described in Section 4(a)(i), (ii), (iii), (iv) and (viii), 115% or (ii) in the case of the Events of Default described in Section 4(a)(v) -
(vii), 100%.

                           (g) "REGISTRATION RIGHTS AGREEMENT" means that
certain registration rights agreement between the Company and the initial holders of the Notes relating to the registration of the resale of the shares of Common Stock issuable upon conversion of the Notes.

                           (h) "SECURITIES PURCHASE AGREEMENT" means that
certain securities purchase agreement between the Company and the initial holders of the Notes pursuant to which the Company issued the Notes.

                           (i) "SEPARATE TRANCHE NOTES" means the First Notes,
Second Notes, Second Call Notes, Third Notes and the Third Call Notes, collectively.

                           (j) "TRADING DAY" means any day on which the Common
Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that "Trading Day" shall not include any day on which the Common Stock is scheduled to trade on such exchange or market or actually trades on such exchange or market for less than 4.5 hours.

                           (k) "TRANCHE A BASE PRICE" means Weighted Average
Price of the Common Stock on the issuance date of the First Notes.

                           (l) "TRANCHE B BASE PRICE" means the Weighted Average
Price of the Common Stock on the Tranche B Closing Date.

                           (m) "TRANCHE A PRICING PERIOD" means the twenty
consecutive Trading Days commencing on the fifth Trading Day immediately following the issuance date of the First Notes.

                           (n) "TRANCHE B PRICING PERIOD" means the ten
consecutive Trading Days commencing on the first Trading Day immediately following the end of the Tranche A Pricing Period.

                           (o) "VARIABLE SECURITIES" means any stock or
securities other than Options directly or indirectly convertible into or exchangeable for Common Stock ("CONVERTIBLE SECURITIES") or any rights, warrants or option to subscribe for or purchase Common Stock or Convertible Securities ("OPTIONS") that are convertible into or exchangeable, directly or indirectly, for Common Stock at a price which varies or may vary with the market price of the Common Stock, including by way of one or more adjustments or resets to a fixed price (a "VARIABLE PRICE").

                           (m) "WEIGHTED AVERAGE PRICE" means, for any security
as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30 a.m., New York Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00 p.m., New York Time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg through its "Volume at Price" functions (ignoring any trade of more than 100,000 shares of such security pursuant to an individual transaction (subject to adjustment for stock splits, stock dividends, stock combinations and other similar transactions involving such security after the Issuance Date)), or, if the Principal Market is not the principal securities exchange or trading market for such security, the dollar volume-weighted average price for such security on the principal securities exchange or trading market where such security is listed or traded during the period beginning at 9:30 a.m., New York Time (or such other time as such principal securities exchange or trading market publicly announces is the official open of trading), and ending at 4:00 p.m., New York Time (or such other time as such principal securities exchange or trading market publicly announces is the official close of trading), as reported by Bloomberg through its "Volume at Price" functions (ignoring any trade of more than 100,000 shares of such security pursuant to an individual transaction (subject to adjustment for stock splits, stock dividends, stock combinations and other similar transactions involving such security after the Issuance Date)), or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00 p.m., New York Time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 23. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during applicable calculation period.


                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Date of Issuance set out above.

                                         XCEL ENERGY INC.



                                         By:
                                            ----------------------------------
                                              Name:
                                              Title:   Chief Executive Officer

                                    EXHIBIT I

                                XCEL ENERGY INC.
                                CONVERSION NOTICE

Reference is made to the Convertible Note (the "NOTE") issued to the undersigned by XCEL ENERGY INC. (the "COMPANY"). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of Common Stock, par value $2.50 per share (the "COMMON STOCK"), of the Company as of the date specified below.

           Date of Conversion:
                              --------------------------------------------------

           Aggregate Conversion Amount to be converted:
                                                       -------------------------

Please confirm the following information:

           Conversion Price:
                            ----------------------------------------------------

           Number of shares of Common Stock to be issued:
                                                         -----------------------

Please issue the Common Stock into which the Note is being converted and, if applicable, any check drawn on an account of the Company in the following name and to the following address:

           Issue to:
                    ------------------------------------------------------------

                    ------------------------------------------------------------

                    ------------------------------------------------------------
           Facsimile Number:
                            ----------------------------------------------------

           Authorization:
                         -------------------------------------------------------

                     By:
                        --------------------------------------------------------
                                              Title:

Dated:
      --------------------------------------------------------------------------

           Account Number:
                          ------------------------------------------------------
             (if electronic book entry transfer)

           Transaction Code Number:
                                   ---------------------------------------------
             (if electronic book entry transfer)

                                 ACKNOWLEDGMENT


         The Company hereby acknowledges this Conversion Notice and hereby directs [TRANSFER AGENT] to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated November 8, 2002 from the Company and acknowledged and agreed to by [TRANSFER AGENT].

                                         XCEL ENERGY INC.



                                         By:
                                            -----------------------------------
                                             Name:
                                             Title: